UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): December 4, 2006

                         CT HOLDINGS ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                  0-18718                    75-2432011
     (State of other       (Commission File Number)         (IRS employer
     jurisdiction of                                   identification number)
      incorporation)

                TWO LINCOLN CENTRE, 5420 LBJ FREEWAY, SUITE 1600
                       DALLAS, TEXAS                75240
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (214) 520-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

In connection with an Asset Purchase Agreement (the "Asset Purchase Agreement") between Citadel Security Software Inc. ("Citadel") and McAfee, Inc., we entered into an Agreement dated as of December 4, 2006 (the "Agreement") with Citadel, effective upon the closing of the transactions contemplated by the Asset Purchase Agreement. Pursuant to the Agreement with Citadel:

     1. we and Citadel canceled and terminated the Tax Disaffiliation Agreement dated as of May 17, 2002, and Transition Services Agreement dated as of May 17, 2002 between us and Citadel;
     2. each party released the other from all outstanding liabilities to each other;
     3. Citadel assigned to us causes of action and rights of Citadel related to claims against Citadel's insurance carrier related to prior litigation;
     4. we waived any and all rights in and to any of the assets transferred by Citadel pursuant to the Asset Purchase Agreement; and
     5. we waived any prohibition or restriction to the transactions contemplated by the Asset Purchase Agreement set forth in the Agreement and Plan of Distribution dated as of May 17, 2002 between us and Citadel or otherwise.

This Agreement with Citadel is included as Exhibit 10.1 to this Report and the foregoing description is qualified in its entirety by reference to the exhibit.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits. The following exhibits are filed as part of this report:

10.1 Agreement between the Registrant and Citadel Security Software Inc., dated as of December 4, 2006.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CT Holdings Enterprises, Inc. (Registrant)


By: /s/ STEVEN B. SOLOMON
        Steven B. Solomon
        Chief Executive Officer

Dated as of December 8, 2006


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